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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the WebMD Corporation 2000 Long-Term Incentive Plan, the WebMD Corporation Amended and Restated 1998 Employee Stock Purchase Plan and the Medical Manager 401(k) Profit Sharing Plan of our reports dated February 28, 2002, with respect to the consolidated financial statements and schedule of WebMD Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    -------------------------------------------
                                    ERNST & YOUNG LLP


New York, New York
May 13, 2002